UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2012

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2012, Electronics For Imaging, Inc. (the “Company” or “EFI”) entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Sale Agreement”) with Gilead Sciences, Inc. (“Gilead”), pursuant to which the Company will sell certain real property and improvements and certain other assets to Gilead for a total purchase price of $180 million (the “Purchase Price”). The transaction is subject to various closing conditions and is expected to close in October 2012.

The property to be sold pursuant to the Sale Agreement includes all of the land, which consists of approximately four acres of land, the office building located at 303 Velocity Way, Foster City, California (the “303 building”), which consists of approximately 294,000 square feet and certain other assets related to the property (collectively, the “Property”). The 303 building is the Company’s current headquarters.

Gilead agreed to deposit in escrow, within three business days after the date of the Sale Agreement, $5 million toward the Purchase Price. On or prior to the expiration of an approximately 90-day due diligence period (which may be extended under certain circumstances to a period not exceeding an aggregate of 180 days), Gilead may terminate the Sale Agreement in its sole discretion and receive a refund of the deposit. Gilead may also terminate the Sale Agreement (i) if EFI breaches the terms of the Sale Agreement and fails to cure such breach prior to closing; or (ii) if, prior to closing of the sale of the Property, there is any condemnation, damage or destruction as a result of fire or other casualty that is reasonably estimated to cost or be valued at more than $5 million. In connection with the sale of the Property, EFI currently expects to enter into a Lease Agreement with Gilead related to the 303 building on the date of closing.

The foregoing description of the Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Sale Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2012.

Item 2.02.	Results of Operations and Financial Condition.

On July 19, 2012, the Company announced preliminary financial results for the fiscal quarter ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

In a press release dated July 19, 2012, the Company announced that it has reached an agreement for the sale of the Property to Gilead. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Items 2.02 and 7.01 above, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 19, 2012 – EFI Reports Record Revenue for the Second Quarter of 2012.

99.2	Press Release dated July 19, 2012 – EFI Enters into Real Estate Asset Sale Agreement with Gilead Sciences.

The information included in Exhibits 99.1 and 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 19, 2012	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Guy Gecht
	Name:	Guy Gecht
	Title:	Chief Executive Office, President

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JULY 18, 2012

Exhibit No.	Description

99.1	Press Release dated July 19, 2012 – EFI Reports Record Revenue for the Second Quarter of 2012.

99.2	Press Release dated July 19, 2012 – EFI Enters into Real Estate Asset Sale Agreement with Gilead Sciences.